38

State of Tennessee

Department of State
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

CHARTER
(For-Profit Corporation)

For Office Use Only

FILED

RECEIVED
STATE OF TENNESSEE
JUN 20 PM 1:33
RILEY DARNELL
SECRETARY OF STATE

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1. The name of the corporation is:

USP Knoxville, Inc.

[NOTE: Pursuant to Tennessee Code Annotated § 48-14-101(a)(1), each corporation name must contain the words *corporation, incorporated,* or *company* or the abbreviation *corp., inc.,* or *co.*]

2. The number of shares of stock the corporation is authorized to issue is: 1,000

3. The name and complete address of the corporation's initial registered agent and office located in the State of Tennessee is:

C T Corporation System
(Name)

800 S. Gay Street, Suite 2021, Knoxville TN 37929
(Street Address) *(City)* *(State/Zip Code)*

Knox
(County)

4. List the name and complete address of each incorporator:

Alex Jenkins 15305 Dallas Parkway Suite 1600, Addison, TX 75001
(Name) *(Include: Street Address, City, State and Zip Code)*

(Name) *(Street Address, City, State and Zip Code)*

(Name) *(Street Address, City, State and Zip Code)*

5. The complete address of the corporation's principal office is:

15305 Dallas Parkway Suite 1600, Addison, TX 75001
(Street Address) *(City)* *(State/County/Zip Code)*

6. The corporation is for profit.

7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:

Date ______________, __________. Time ______________ (Not to exceed 90 days.)

8. Other provisions:

June 19, 2007
Signature Date

Alex Jenkins
Incorporator's Signature

Alex Jenkins
Incorporator's Name *(typed or printed)*

SS-4417 (Rev. 9/04) Filing Fee: $100 RDA 1678

5077.0420

TN001 - 03/23/2005 C T System Online